UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36597		47-1016855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1 Vista Way	Anoka	MN	55303
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:  (763) 433-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	VSTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 5, 2023, Vista Outdoor Inc. ("Vista Outdoor" or the "Company") entered into a retention award agreement with Mark Kowalski, the Company’s Controller and Chief Accounting Officer, pursuant to which Mr. Kowalski will be granted on January 15, 2023 (the “Grant Date”) a restricted stock unit award for a total of 8,322 shares of the Company (the “RSU Retention Award”) in recognition of his critical role in the execution of the separation of the Outdoor Products and Shooting Sports segments within Vista Outdoor (the “Separation”) and delivering value for the Company’s stockholders. Subject to his continued employment with the Company through the respective vesting dates, the RSU Retention Award will vest as follows: (i) 25% or 2,080 shares will vest on the first anniversary of the Grant Date regardless of the execution status of the Separation, and (ii) 75% or 6,242 shares will vest on the second anniversary of the Grant Date contingent on the execution of the Separation.

Item 9.01 Financial Statements and Exhibits
(c)          Exhibits.

Exhibit No.	Description
10.1	Restricted Stock Unit Retention Award Agreement, dated January 5, 2023, by and between Vista Outdoor Inc. and Mark Kowalski.
10.4	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

		By:	/s/ Dylan S. Ramsey
		Name:	Dylan S. Ramsey
		Title:	VP, General Counsel & Corporate Secretary

Date:	January 6, 2023

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